Exhibit 23

March 3, 2023

San Juan Basin Royalty Trust

PNC Bank, Trustee

8080 N. Central Expressway, 2nd Floor

Dallas TX 75206

Ladies and Gentlemen:

Cawley, Gillespie & Associates, Inc. hereby consents to the use of the oil and gas reserve information in the San Juan Basin Royalty Trust Securities and Exchange Commission Form 10-K for the year ended December 31, 2022 and in the San Juan Basin Royalty Trust Annual Report for the year ended December 31, 2022 based on reserve reports prepared by Cawley, Gillespie & Associates, Inc. and dated March 3, 2023.

Sincerely,

CAWLEY, GILLESPIE & ASSOCIATES, INC.